SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 9, 2005

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)
	3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On May 9, 2005, we amended our existing Factoring Agreement, dated as of September 29, 2004, by and among GMAC Commercial Finance LLC (“GMAC CF”), Tarrant Apparel Group and our subsidiaries, Fashion Resource (TCL), Inc., TAG Mex, Inc., United Apparel Ventures, LLC, Private Brands, Inc. and NO! Jeans, Inc. (the “TAG Amendment”).

        Pursuant to the terms of the TAG Amendment, the existing Factoring Agreement with Tarrant was amended to permit us and our subsidiaries party thereto (together the “Tarrant Parties”) to borrow up to the lesser of $3,000,000 or fifty percent (50%) of the value of Eligible Inventory (as defined). The maximum borrowing availability under the Factoring Agreement, based on a borrowing base formula, remained $40,000,000. The Tarrant Parties granted GMAC CF a lien on certain of their inventory located in the United States.

        All of the other material terms of the Factoring Agreement, including applicable interest rates and terms of repayment, including the maturity date and when repayment may be accelerated by GMAC CF, remained unchanged.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005	TARRANT APPAREL GROUP By: /s/ Corazon Reyes ______________________________________ Corazon Reyes, Chief Financial Officer